United States
Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2025

______________________________

The New America High Income Fund Inc.
(Exact name of registrant as specified in its charter)

Maryland	811-05399	04-2995419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Broad Street Boston, Massachusetts		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 617-263-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HYB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                         ☐

Item 7.01	Regulation FD Disclosure

The New America High Income Fund Inc. (the “Fund”) issued a press release on March 12, 2025, a copy of which is attached as Exhibit 99.1. The press release was issued by the Fund to announce that the reorganization of the Fund into the T. Rowe Price High Yield Fund (the “T. Rowe Price Fund”), a separate series of the T. Rowe Price High Yield Fund, Inc. (the “Reorganization”), is now expected to close immediately before the opening of business on the New York Stock Exchange on Monday, March 31, 2025, subject to satisfaction of customary closing conditions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 12, 2025.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The New America High Income Fund Inc.
(Registrant)

Date March 12, 2025	/s/ Ellen E. Terry
	Name:	Ellen E. Terry
	Title:	President and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated March 12, 2025.